UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2010

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01                Other Events.

Settlement agreements have been filed in The Empire District Electric Company’s (the “Company”) pending Missouri and Kansas rate cases.

In Missouri, the Company filed for new rates on October 29, 2009, seeking an annual increase in revenues of approximately $68.17 million, or about 19.6 percent. As a result of the delay in the Iatan 2 project, however, we have agreed to not seek a permanent increase in the current rate case for any costs associated with the Iatan 2 unit with the exception of that portion of the Iatan 2 common plant needed to operate Iatan 1. The stipulated agreement, filed today, calls for an annual increase of $46.8 million provided the Plum Point Generating Station meets its in-service criteria by August 15. Should the in-service criteria not be met, the base rate increase of $33.1 million is stipulated. Both scenarios include incremental additional regulatory amortization in the amount of $10 million.

The agreement calls for continuation of the fuel adjustment mechanism established in the last case. Newly included items in the fuel adjustment mechanism are the air quality control system consumables and renewable energy credits. The regulatory asset/regulatory liability treatment (commonly referred to as trackers) for vegetation management, pension, and OPEB expenses will continue. All parties to the stipulated agreement have agreed to use best efforts to implement the rates on September 10, about 20 days early.

In Kansas, Empire filed for new rates on November 4, 2009, seeking an annual increase in revenues of approximately $5.2 million, or about 24.6 percent. The agreement, filed May 4, 2010, calls for a $2.8 million increase in base rates with rates effective about mid-July. Empire will defer depreciation and O&M expense on both Plum Point and Iatan 2 from their respective in-service dates until the effective date for rates from the next Kansas case. These deferrals will be recovered over a 3-5 year period as determined in that next case.

The Company will record AFUDC on all Plum Point and Iatan 2 capital expenditures incurred after January 31, 2010. Like Missouri, the air quality control system consumables will flow through the Kansas fuel adjustment mechanism. The Company will continue a tracker mechanism for pension expense and implement one for OPEB expense.

Both of the Stipulated Agreements are subject to approval by the respective commissions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

	By	/s/	Gregory A. Knapp
		Name:	Gregory A. Knapp
		Title:	Vice President — Finance and Chief Financial Officer

Dated: May 12, 2010